UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 14, 2010 (January 11, 2010)
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MECHANICAL TECHNOLOGY, INCORPORATED
(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

431 New Karner Road, Albany, New York 12205
(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200
(Registrant’s telephone number, including area code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On January 11, 2010, MTI MicroFuel Cells Inc. (“MTI Micro”), a majority-owned subsidiary of Mechanical Technology, Incorporated (the “Company”), entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with Counter Point Ventures Fund II, L.P. (“Counter Point”). Counter Point, a venture fund focused on investments in high-technology companies, is co-owned by General Electric Company and Dr. Walter L. Robb, a member of the Board of Directors of the Company and MTI Micro, and is a current stockholder of MTI Micro. Dr. Robb and Counter Point beneficially held approximately 29.5% of the fully-diluted capital stock of MTI Micro immediately prior to the First Closing described below, and now hold an aggregate of approximately 30.7% of the fully-diluted capital stock of MTI Micro after giving effect to the First Closing.

Pursuant to the Purchase Agreement, MTI Micro may issue and sell to Counter Point up to 28,571,429 shares of common stock, par value $0.01 per share (the “Micro Common Stock”), at a purchase price per share of $0.070, over a period of twelve (12) months, and warrants (“Warrants”) to purchase shares of Micro Common Stock equal to 20% of the shares of Micro Common Stock purchased under the Purchase Agreement at an exercise price of $0.070 per share. The sale and issuance of the Micro Common Stock and Warrants shall occur over multiple closings (each, a “Closing”) occurring over two (2) one month closing periods and five (5) two-month closing periods (each, a “Closing Period”), the first Closing of which occurred on January 11, 2010 with MTI Micro raising $165,000 from the sale of 2,357,143 shares of Micro Common Stock and Warrants to purchase 471,429 shares of Micro Common Stock to Counter Point (the “First Closing”). Subsequent Closings may occur thereafter at MTI Micro’s sole discretion during the Closing Periods upon delivery of written notice by MTI Micro to Counter Point of its desire to consummate a Closing, and Counter Point’s acceptance of such offer under the Purchase Agreement on the terms agreed upon with MTI Micro. In the event the terms and conditions of the Purchase Agreement no longer reflect current market conditions or otherwise following the First Closing, either party may elect not to participate in a Subsequent Closing(s) or the parties may amend the Purchase Agreement on mutually agreeable terms with respect to such Subsequent Closing(s).

The purchase price per share of the Micro Common Stock and the exercise price of the Warrants are the same as the conversion price of MTI Micro’s bridge notes that were converted into Micro Common Stock in December 2009, resulting in the conversion of an aggregate of $3,910,510 of outstanding principal and accrued interest under secured promissory notes issued by MTI Micro into an aggregate of 55,864,425 shares of Micro Common Stock at a conversion price of $0.070 per share (the “Bridge Financing”). For additional information relating to the Bridge Financing, please see the Company’s Form 8-K filed September 18, 2008, the Company’s Form 8-K filed February 20, 2009, Exhibit 10.153 to the Company’s Form 10-Q for the quarter ended September 30, 2008, Exhibit 10.158 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Form 8-K filed April 21, 2009, and the Company’s Form 8-K filed December 15, 2009.

If MTI Micro were to issue and sell the remainder of the 28,571,429 shares under the Purchase Agreement, the Company would continue to hold an aggregate of 55.8% of the fully-diluted capital stock of MTI Micro.

This foregoing description of the terms of the Purchase Agreement and Warrants are not complete and are qualified in its entirety by the terms and conditions of the Purchase Agreement attached hereto as Exhibit 10.1 and form of Common Stock Warrant attached hereto as Exhibit 10.2, incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Common Stock and Warrant Purchase Agreement, dated January 11, 2010, by and between MTI MicroFuel Cells Inc. and Counter Point Ventures Fund II, L.P.

10.2	Form of Common Stock Warrant.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED

Date: January 14, 2010		By:	/s/ PENG K. LIM
	Name:		Peng K. Lim
	Title:		Chairman and Chief Executive Officer

Index to Exhibit

Exhibit
Number	Description
10.1	Common Stock and Warrant Purchase Agreement, dated January 11, 2010, by and between MTI MicroFuel Cells Inc. and Counter Point Ventures Fund II, L.P.

10.2	Form of Common Stock Warrant.